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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-44017 and 333-88530 on Form S-8 of our report dated March 15, 2005, related to the financial statements and financial statement schedule, appearing in this Annual Report on Form 10-K of Lipid Sciences, Inc. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
March 15, 2005

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  EXHIBIT 23.1